Exhibit 99.1

June 24, 2013	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK Partners to Present at Credit Suisse MLP and
Energy Logistics Conference

TULSA, Okla. – June 24, 2013 – ONEOK Partners, L.P. (NYSE: OKS) will present at the Credit Suisse MLP and Energy Logistics Conference on Wednesday, June 26, 2013, in New York City.

Terry K. Spencer, ONEOK Partners president, will present at the conference on Wednesday, June 26, at 10:45 a.m. Eastern Daylight Time (9:45 a.m. Central Daylight Time).

The conference will be webcast and will be accessible on ONEOK Partners’ website, www.oneokpartners.com. A replay of the webcast will be archived for 30 days.

ONEOK Partners also will post the presentation on its website, that morning at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time).

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 43.3 percent of the overall partnership interest, as of March 31, 2013. ONEOK is one of the largest natural gas distributors in the United States, serving more than two million customers in Oklahoma, Kansas and Texas.
For more information, visit the website at http://www.oneokpartners.com/.
For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

###